Exhibit 10.1

PENN NATIONAL GAMING, INC.
PERFORMANCE SHARE PROGRAM II

ARTICLE 1.
PURPOSE

This Penn National Gaming, Inc. Performance Share Program II (as it may be amended or restated from time to time, the “Program”) has been adopted by the Compensation Committee of the Board of Directors of Penn National Gaming, Inc. (the “Company”), as a defined program under the Company’s  2018 Long Term Incentive Compensation Plan (as amended from time to  time, the “LTIP”), and is intended to assist in  attracting, motivating and retaining key Employees who are expected to contribute meaningfully to the development and growth of the Company by providing such individuals with an additional equity-based incentive for outstanding performance, in this case, one tied directly to the Company’s financial performance.  The Program and Awards hereunder are made under and are subject to the terms of the LTIP, including the limitation on the maximum Award that may be granted to a Participant pursuant to Sections 7.2 and 8.2 of the LTIP.

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

The defined terms used in this Program without definition shall have the meanings set forth in the LTIP, unless varied in this Program.  In addition, wherever the following terms are used in the Program, they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun shall include the plural where the context so indicates.

2.1                               “Applicable Law” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.2                               “Award Certificate” means the Certificate setting forth the specific terms of each Award granted under this Program.

2.3                               “Award Period” means three consecutive Performance Periods, beginning with the first day (January 1) of the first such Performance Period, and ending within 90 days after the third such consecutive Performance Period on the date the Committee makes its determination with respect to final vesting of the Award or, if earlier, the date of the Committee determination following a Change of Control in accordance with Article XIII of the LTIP.  Notwithstanding the foregoing, no new Award Period shall commence on or after the date upon which a Change of Control occurs, unless otherwise determined by the Committee.

2.4                               “Award Target” means, with respect to each Participant for an Award Period, a percentage of such Participant’s total target long-term incentive value calculated at the beginning of the Award Period and expressed as a number of Performance Shares and/or Phantom Stock Units.  One-third of the Award Target will apply to each of the Performance Periods in an Award Period.

2.5                               “Eligible Employee” means any person who is an Employee and determined by the Committee to be eligible to participate in the Program.

2.6                               “Maximum Performance” means, with respect to a Performance Period, an achievement percentage above Target Performance (but not in excess of 150%), determined by the Committee, of the Performance Goal established by the Committee with respect to such Performance Period.

2.7                               “Participant” means an Eligible Employee who has received an Award under the Program pursuant to Article 3. For purposes of the LTIP, references to “Grantee” in the LTIP will refer to a Participant hereunder.

2.8                               “Performance Goal” means, with respect to each Performance Period, the performance objective(s) determined by Committee that must be achieved in order for a Participant’s Performance Shares and/or Phantom Stock Units to be credited to his or her account.  Achievement of the Performance Goal for a Performance Period means that the Threshold Performance level for that Performance Goal has been achieved or exceeded.

2.9                               “Performance Shares” means the number of shares of Restricted Stock equal to the Award Target, calculated by dividing the Award Target amount by the closing price of the Company’s Common Stock, as of the day immediately prior to the date the Award is granted.

2.10                        “Performance Payment” means a payment equal to the cash value of the Shares underlying the Phantom Stock Units.

2.11                        “Performance Period” means each one-year period commencing on the first day of the first, second and third calendar year in each Award Period and ending on the last day of such calendar year or, if earlier, the date of Participant’s Termination of Service following a Change of Control in accordance with Article XIII of the LTIP.

2.12                        “Phantom Stock Units” means the number of Phantom Stock Units equal to the Award Target, calculated by dividing the Award Target amount by the closing price of the Company’s Common Stock, as of the day immediately prior to the date the Award is granted.

2.13                        “Restriction Period” means the period beginning on the date an Award is made and ending at the end of the applicable Award Period, subject to acceleration as set forth in Section 4.3.

2.14                        “Shares” means shares of Common Stock.

2.15                        “Target Performance” means, with respect to a Performance Period, 100% of the Performance Goal established by the Committee with respect to such Performance Period.

2.16                        “Termination of Service” means the time when the employee-employer relationship between a Participant and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, for purposes of the Program, a Participant’s employee-employer relationship shall be deemed to be terminated in the event that the Subsidiary employing with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

2.17                        “Threshold Performance” means, with respect to a Performance Period, an achievement percentage below Target Performance (but not less than 50%), determined by the Committee, of the Performance Goal established by the Committee with respect to such Performance Period.

ARTICLE 3.
PARTICIPATION AND AWARDS

3.1                               Participation.  The Committee shall establish the Participants eligible to receive an Award under the Program prior to, or as soon as practicable after the beginning of, an Award Period for such Eligible Employee in its sole discretion (subject to the terms of any applicable employment agreement).

3.2                               Awards and Award Certificates.

(a)                                 Prior to or as soon as administratively feasible after the first day of each Award Period, the Committee shall establish in writing the Award terms, including the Award Target and the applicable Performance Goals, the levels of Threshold Performance, Target Performance and Maximum Performance for the first Performance Period (such that at all times the Maximum Performance is equal to or higher than the Target Performance, which in turn is equal to or higher than the Threshold Performance), the extent to which the Award consists of Performance Shares and/or Phantom Stock Units, and the Restriction Period. Thereafter, the Committee shall establish the applicable Performance Goals for each of the second and third Performance Period in an Award Period prior to, or as soon as practicable after the beginning of, each such Performance Period. The targets and other amounts established by the Committee pursuant to the preceding sentences shall in each case be subject to adjustment as determined by the Committee in its discretion as a result of changes in accounting principles and other significant extraordinary items or events.

(b)                                 The Company shall provide an Award Certificate to each Eligible Employee who becomes a Participant with respect to an Award Period as promptly as practicable.  After the Committee establishes the Performance Goals applicable to the second and third Performance Periods, the Company will notify the Participant in writing of such Performance Goals.

ARTICLE 4.
DETERMINATION OF PERFORMANCE GOAL ACHIEVEMENTS AND AWARD PAYOUTS

4.1                               Determinations and Certification by the Committee.

(a)                                 As soon as administratively feasible after the end of each Performance Period, the Committee shall determine whether the Performance Goals have been achieved for such Performance Period, and the level of such achievement.  Upon such determination, the Participant will have credited to his or her account the number of Performance Shares and/or Phantom Stock Units for such Performance Period based upon the following:

•                                          If the Performance Goal is less than the Threshold Performance level, no Performance Shares or Phantom Stock Units are credited to the Participant;

•                                          If the Performance Goal is achieved at the Threshold Performance level, the number of Performance Shares and/or Phantom Stock Units credited for such Performance Period shall be 50% of one-third of the Award Target applicable to such Performance Period;

•                                          If the Performance Goal is achieved at the Target Performance level, the number of Performance Shares and/or Phantom Stock Units credited for such Performance Period shall be 100% of one-third of the Award Target applicable to such Performance Period;

•                                          If the Performance Goal is achieved at or above the Maximum Performance level, the number of Performance Shares and/or Phantom Stock Units credited for such Performance Period shall be 150% of one-third of the Award Target applicable to such Performance Period;

•                                          If the Performance Goal is achieved at an amount between the Threshold Performance level and the Target Performance level, or between the Target Performance level and the Maximum Performance level, the number of credited Performance Shares and/or Phantom Stock Units shall be determined in accordance with straight line interpolation and adjusted accordingly.  For example, if one-third of Award Target constitutes 8,000 Performance Shares and 8,000 Phantom Stock Units, the Maximum Performance level is set at 115%, and the Performance Goal is achieved at a 110% level, then 10,680 Performance Shares and 10,680 Phantom Stock Units would be credited for that Performance Period.

Any Performance Shares and/or Phantom Stock Units credited in accordance with this Section 4.1 shall remain subject to the Restriction Period until the end of the Award Period and the subsequent determination by the Committee of the Performance Goal achieved and Performance Shares and/or Phantom Stock Units credited for the third Performance Period, unless the lapse of the Restriction Period is accelerated as set forth in Section 4.3 of this Program.  At the end of the

Restriction Period, Performance Payments will be made with respect to any Phantom Stock Units credited to the Participant’s account.

(b)                                 Maximum Award Limitation.  Notwithstanding any provision of this Program, in no event shall the Restricted Stock awarded under the Program to a Participant exceed the limitation set forth in Section 7.2 of the LTIP, and in no event shall the Phantom Stock Units awarded under the Program to a Participant exceed the limitation set forth in Section 8.2 of the LTIP.

4.2                               Continued Eligibility for and Forfeiture of Awards.

(a)                                 Continued Eligibility.  Except as provided in Section 4.3, each Participant who receives an Award must remain continuously employed by the Company or any Subsidiary from the date he or she receives such Award until the last day of the Award Period.

(b)                                 Forfeiture.  Except as provided under Section 4.3, if a Participant has a Termination of Service prior to the last day of an Award Period, then such Participant shall not be entitled to receive any payment under the Program with respect to his or her Award for any Performance Periods within that Award Period, regardless of whether any Performance Shares and/or Phantom Stock Units have been credited to his or her account under Section 4.1.

4.3                               Lapse of Forfeiture Restrictions on Awards.  Forfeiture restrictions shall lapse upon a Participant’s Termination of Service following a Change of Control according to the terms of the LTIP.  Additionally, such restrictions shall lapse upon the following:

(a)                                 Involuntary Termination of Service.  If a Participant has an involuntary Termination of Service without Cause prior to the last day of an Award Period, such Participant shall be entitled to receive the issuance of Performance Shares credited to his or her account, free of restrictions, and/or receive payment of the Performance Payment with respect to the Performance Period(s) that have been completed as of the date of his or her termination.  The Committee has the discretion to vary this Section 4.3(a) prior to the date of termination.  All remaining Performance Shares and Phantom Stock Units that were not credited to the Participant’s account and do not have the forfeiture restrictions lapse shall be forfeited on the date of termination.

(b)                                 Death and Disability.  A Participant who dies or becomes Disabled prior to the last day of an Award Period shall be entitled to receive the issuance of Performance Shares credited to his or her account, free of restrictions, and/or receive payment of the Performance Payment with respect to the Performance Period(s) that have been completed as of the date of his or her death or Disability, and a pro-rata portion of the Performance Shares or Performance Payment applicable to the Performance Period in which such death or Disability occurs, but which has not been completed.  The forfeiture restrictions applicable to all Performance Shares and/or Phantom Stock Units credited to the Participant’s account shall lapse on the date of death or Disability, and the Company shall issue such Performance Shares or pay such Performance Payment promptly to the Participant or to his or her estate.  The Performance Shares and/or Phantom Stock Units for which a Performance Period has not yet been completed shall continue in full force and effect until the end of the applicable Performance Period and until the

Committee makes the determination with respect to the achievement of the Performance Goal, at which point the pro-rata calculation shall be made at the same time as issued to other Participants, and the Performance Shares issued or Performance Payment made promptly thereafter.  All remaining Performance Shares and/or Phantom Stock Units that were not credited to the Participant’s account and with respect to which the forfeiture restrictions have not lapsed shall be forfeited on the date of the Committee’s determination.

(c)                                  Retirement. A Participant who Retires from service prior to the last day of an Award Period shall be entitled to receive the issuance of Performance Shares credited to the Participant’s account, free of restrictions, and/or receive any Performance Payment with respect to the Performance Period(s) that have been completed as of the date of his or her Retirement, and a pro-rata portion of the Performance Shares or Performance Payment applicable to the Performance Period in which such Retirement occurs, but which has not been completed.  The forfeiture restrictions applicable to all Performance Shares and/or Phantom Stock Units credited to the Participant’s account shall lapse on the date of Retirement, and the Company shall issue such Performance Shares or pay such Performance Payment promptly to the Participant (and, in the case of a Performance Payment, only if such Retirement constitutes a “separation from service” within the meaning of Section 409A of the Code, and subject to the six-month delay provision in Section 10.4 of the LTIP).  The Performance Shares and/or Phantom Stock Units for which a Performance Period has not yet been completed shall continue in full force and effect until the end of the applicable Performance Period and until the Committee makes the determination with respect to the achievement of the Performance Goal, at which point the pro-rata calculation shall be made and the Performance Shares issued or Performance Payment made at the same time as issued to other Participants (subject, in the case of a Performance Payment, to Section 10.4 of the LTIP).  All remaining Performance Shares and/or Phantom Stock Units that were not credited to the Participant’s account and do not have the forfeiture restrictions lapse shall be forfeited on the date of the Committee’s determination.

ARTICLE 5.
ADDITIONAL TERMS OF AWARDS

5.1                               Applicable Provisions of the LTIP. The provisions of the LTIP shall apply to this Program. In the event of an inconsistency between the LTIP and this Program, this Program will control.

5.2                               Conditions to Issuance of Shares.

(a)                                 All share certificates delivered pursuant to the Program and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Applicable Law. The Committee may place legends on any share certificate or book entry to reference restrictions applicable to the Shares.

(b)                                 No fractional Shares shall be issued and the Committee, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

ARTICLE 6.
MISCELLANEOUS PROVISIONS

6.1                               Amendment, Suspension or Termination of the Program.  Subject to the terms of this Section 6.1, the Committee may amend the Program at any time and from time to time, and the Committee may at any time terminate the Program with respect to Performance Periods that have not commenced as of the date of such Committee action; provided, however, the Program may not be amended in a manner that would impair the rights of any Participant with respect to any outstanding Award without the consent of such Participant.